UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2024

MINIM, INC.

(Exact name of registrant as

specified in its charter)

Delaware	001-37649	04-2621506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

848 Elm Street, Manchester, NH 03101

(Address of principal executive offices, including zip code)

(833) 966-4646

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17-CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	MINM	The Nasdaq Capital Market*

*	Currently suspended.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously stated on Minim Inc.’s (the “Company’s”) Current Reports on Form 8-K, dated August 26, 2024, September 9, 2024, and October 7, 2024, the Company filed for, and on August 20, 2024, was granted a temporary restraining order (“TRO”) by the Supreme Court of the State of New York, Kings County (the “State Court”). The application for the TRO was filed by the Company in order to prohibit The Nasdaq Stock Market (“Nasdaq”) from delisting the Company’s common stock from Nasdaq. The TRO was effective until September 5, 2024. On August 20, 2024, following the State Court’s grant of the TRO, Nasdaq removed the case to federal court. On September 4, 2024, the U.S. District Court for the Eastern District of New York remanded the case to the State Court. On September 5, 2024, the parties entered into a stipulation which was ordered by the State Court on September 6, 2024, to extend the TRO until September 30, 2024, at which point oral arguments were to be heard by the State Court.

That TRO continued until, on October 18, 2024, the Court denied the request by the Company for a preliminary injunction enjoining the Nasdaq from taking further action to delist the Company. The Company subsequently, on October 22, 2024 discontinued its case against the Nasdaq, without prejudice. On October 23, 2024, the Nasdaq issued a press release announcing that it will delist the Company’s common stock and file a Form 25 with the Securities and Exchange Commission (“SEC”). On October 24, 2024, the Nasdaq filed a Form 25 with the SEC, announcing its determination to remove from listing the securities of the Company, effective at the opening of the trading session on November 4, 2024, stating, inter alia, that Nasdaq filed the Form 25 pursuant to Nasdaq Rule 5830 because all available review and appeal procedures and periods available to the Company under Nasdaq Rules have expired.

The Company vigorously disputes the certifications included by Nasdaq in its Form 25 regarding Minim’s delisting, as the Company believes it was not allowed any review and appeal procedures available under the Nasdaq Rules. On October 25, 2024, the Company filed with the SEC an appeal to review, pursuant to 15 U.S.C.S. § 78s(d), the October 24, 2024 decision of Nasdaq to delist the Company’s securities and to deny the Company the right to a hearing on such delisting, by incorrectly deeming the Company’s appeal abandoned, and then denying the Company the right to appeal Nasdaq’s decision deeming the Company’s right to a hearing as abandoned requests. In conjunction with the submission of this appeal, the Company also submitted to the SEC a motion for an emergency stay of the delisting, pursuant to the SEC’s Rule of Practice 401.

This Current Report on Form 8-K (the “8-K”) and other document incorporated by reference into this 8-K contain or may contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as “anticipates,” “assumes,” “believes,” “can,” “could,” “estimates,” “expects,” “forecasts,” “guides,” “intends,” “is confident that,” “may,” “plans,” “seeks,” “projects,” “targets,” and “would” or the negative of such terms or other variations on such terms or comparable terminology. Such forward-looking statements include, but are not limited to, statements about the benefits of the Plan and our expectations related to it that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of the Company and are subject to risks and uncertainties that could cause the actual outcome to differ materially.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINIM, INC.

Date: October 25, 2024	By:	/s/ David Lazar
David Lazar
Chief Executive Officer

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